Exhibit 99.1

Communication received via e-mail

To: Craig White

From: Randall White

Please accept this as my official resignation from my duties as Chairman of the Board and Officer of Educational Development Corporation. As required by the Nasdaq rules, I confirm I have no disagreements with Management or the accounting practices of the Company. Best wishes to you and the staff of EDC.

Sincerely,

/s/ Randall W. White